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                                                                    Exhibit 23.7




                                                               December 20, 1999


Chemdex Corporation
3950 Fabian Way
Palo Alto, CA 94303

Dear Sirs:

     We hereby consent to the use of our name and to the description of our opinion letter, dated August 31, 1999, in, and to the inclusion of such opinion letter as Annex C to, the Proxy Statement/Prospectus of Chemdex Corporation, constituting part of the Registration Statement on Form S-4 of Chemdex Corporation, filed with the Securities and Exchange Commission. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under, or that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                         Very truly yours,


                         MORGAN STANLEY & CO. INCORPORATED



                         By:  /s/ Geoffrey D. Baldwin
                              ----------------------------
                              Geoffrey D. Baldwin
                              Principal